UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement.

On September 17, 2019 Zander Therapeutics, Inc. (“Zander”) and Klinton A. Klaas (“Klaas”) entered into an agreement whereby Klass has agreed to loan Zander the amount of $4,000,000 (“Klaas Agreement”).

Pursuant to the Agreement:

1.	On or before October 25, 2019 Klaas shall loan Zander the amount of $4,000,000 US. (“Loan”)
2.	Zander shall utilize the proceeds of the Loan to (a)pay a $750,000 fee to Mass Equity Ventures LLC (“MEV Fee”) and (b) for working capital.
3.	In the event proceeds from the Loan are not utilized to pay the MEV Fee on or before November 1, 2019 the full amount of the Loan shall be repaid to Klaas.
4.	In the event that:
(a)	Zander pays the MEV Fee and
(b)	the MEV Transaction ( as such term is defined in the Klaas Agreement) results in an initial advance being received by Zander from Mass Equity Ventures LLC in excess of $12,000,000 US on or before December 1, 2019, then within three days from actual receipt by Zander of the initial advance by Mass Equity Ventures LLC , Zander shall:
I.	Repay the Loan.
II.	Pay consideration to Klaas of an additional $1,200,000.

The MEV Transaction is defined in the Klaas Agreement as a transaction whereby Mass Equity Ventures LLC would provide cash financing to Zander in the amount of $60,000,000. Zander has not as of the date of this document entered into a definitive agreement with Mass Equity Ventures LLC regarding the MEV Transaction. (“MEV Agreement”). No assurance can be provided by Zander that the MEV Agreement will be executed or that, in the event that the MEV Agreement is executed, the MEV Agreement will contain terms and conditions favorable to Zander.

The foregoing description of the abovementioned Klaas Agreement is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	KLAAS AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: September 18, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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